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                                                                   EXHIBIT 10.26

                              MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is entered into as of the 22nd day of November, 2002, by and between National Waterworks, Inc., a Delaware corporation (the "Company"), THL Managers V, LLC, a Delaware limited liability company ("THL") and J.P. Morgan Partners, LLC, a Delaware limited liability company ("JPMP" and, together with THL, the "Sponsors").

         WHEREAS, the Company has entered into a certain Asset Purchase Agreement (the "Purchase Agreement") dated as of September 12, 2002, pursuant to which it shall acquire substantially all of the assets and liabilities of U.S. Filter Distribution Group, Inc., a Georgia corporation, from United States Filter Corporation (the "Transaction").

         WHEREAS, certain Affiliates (as defined herein) of THL and JPMP have provided equity financing to the Company's parent, National Waterworks Holdings, Inc. ("Holdings") pursuant to that certain Sponsor Purchase Agreement, dated as of November 22, 2002, in connection with the consummation of the Transaction (the "Closing").

         WHEREAS, the Sponsors have staff specifically skilled in corporate finance, strategic corporate planning, and other management skills and advisory services.

         WHEREAS, the Company will require the Sponsors' special skills and management advisory services in connection with its business operations and execution of its strategic plan.

         WHEREAS, the Sponsors are willing to provide such skills and services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SERVICES. Each Sponsor, severally and not jointly, hereby agrees that if during the term of this Agreement (the "Term") the Company reasonably and specifically requests that the Sponsors provide the services set forth below and the Sponsors agree to provide such services, the Sponsors or one of their Controlled Affiliates will:

         a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company;

         b. provide the Company with advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company, and other senior management matters related to the business, administration and policies of the Company; and

         c. provide the Company with advice concerning such management matters that relate to proposed mergers, acquisitions, dispositions, recapitalizations, issuances of securities, financings or other similar transactions.
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         No Sponsor shall have any obligation to the Company as to the method and time of rendering its services hereunder, and the Company shall not have any right to dictate or direct the details of the performance of services rendered hereunder. This Agreement shall in no way prohibit a Sponsor or any of its Affiliates or employees from engaging in other activities, whether or not competitive with any business of the Company of any of its Affiliates.

2. PAYMENT OF FEES. In exchange for each Sponsor's agreement to provide the services set forth herein, the Company hereby agrees to pay to each Sponsor (or its designee) a management fee equal to $125,000.00 per calendar quarter, payable in advance on the first day of such quarter. Such payments shall begin on July 1, 2004 and continue until the termination of this agreement in accordance with Section 3 below. Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available funds to the accounts specified on Exhibit A, attached hereto, or to such other account(s) as each Sponsor may specify in writing to the Company.

3. TERM. This Agreement shall continue in full force and effect, unless and until (i) terminated by a Sponsor (with respect to itself and not any other Sponsor) upon 30 days notice to the Company and the other Sponsor, (ii) terminated upon the mutual consent of the Sponsors upon 30 days notice to the Company, (iii) terminated automatically, with respect to a particular Sponsor, on the date which such Sponsor no longer owns at least 5% of the equity securities of Holdings it purchased at the Closing, or (iv) terminated by a Sponsor (with respect to itself and not any other Sponsor) upon the consummation of Holding's Initial Public Offering (as defined in the Stockholders' Agreement between Holdings, the Sponsors, and the other parties thereto), or a change in law, event, or other occurrence (together with the Initial Public Offering, an "Adverse Event") which, in the determination of such Sponsor and a majority of Holding's Board of Directors, causes the existence of this Agreement to (A) render any director designated by such Sponsor as an "interested" or otherwise not an "independent" director, (B) adversely affect such Sponsor's right to designate a Person or Persons to serve on the Company's board of directors, or
(C) affect the ability of a Person who has been designated by such Sponsor to serve on the Company's board of directors to perform his duties as a director. Upon any termination of this Agreement, each of (a) the obligations of the Company under Section 4 below, (b) any and all owed and unpaid obligations of the Company under Section 2 above and (c) the provisions of Section 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law. In the event that a Sponsor terminates this Agreement in accordance with Section 3, clause (iv) above, the Company agrees to pay such Sponsor a cash lump-sum termination fee equal to the net present value of the fees that would have been payable to such Sponsor (but for the termination hereof) pursuant to Section 2 hereof for a period of ten (10) years from the date of such termination calculated using a discount rate equal to the ten-year treasury rate on the date of such termination. Such termination fee shall be payable by wire transfer of immediately available funds within 10 days after the date of termination to the account specified on Exhibit A, attached hereto, or to such other account(s) as such Sponsor may specify in writing to the Company.

4.       EXPENSES; INDEMNIFICATION.

         a. Expenses. The Company agrees to pay on demand all expenses incurred by the Sponsors and their Controlled Affiliates (as defined herein) or any of them in connection with this Agreement, including but not limited to the fees and disbursements of Weil, Gotshal & Manges LLP, counsel to THL, and O'Melveny & Myers LLP, counsel to JPMP, and any other consultants or advisors retained by the Sponsors or their respective counsel arising in connection therewith,

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including but not limited to the preparation, negotiation and execution of this
Agreement, the performance of services hereunder, or the transactions contemplated hereby.

         b. Indemnity and Liability. In consideration of the execution and delivery of this Agreement by the Sponsors, the Company hereby agrees to indemnify, exonerate and hold each of THL and its Controlled Affiliates, and JPMP and its Controlled Affiliates, and each of their respective partners, shareholders, Controlled Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, Controlled Affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby (including but not limited to any indemnification obligation assumed or incurred by any Indemnitee to or on behalf of any Sponsor, or its accountants or other representatives, agents or Controlled Affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its Controlled Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful gross negligence or misconduct.

5. ASSIGNMENT, ETC. Except as provided below, neither the Company nor the Sponsors shall have the right to assign this Agreement. Each Sponsor acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by any Sponsor shall be void. Notwithstanding the foregoing, any Sponsor may assign all or part of its rights and obligations hereunder to (i) any Affiliate which provides services similar to those called for by this Agreement, or (ii) to the other Sponsor. In the event of an assignment in accordance with Section 5(ii) such assigning Sponsor shall be released from all of its rights and obligations hereunder.

6. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each Sponsor and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.       MISCELLANEOUS.

         a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         b. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be

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brought and maintained exclusively in the federal and state courts of the State of Delaware. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this
Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

         c. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

8. INDEPENDENT CONTRACTOR. The parties agree and understand that each Sponsor is and shall act as an independent contractor of the Company in the performance of its duties hereunder. Each Sponsor is not, and in the performance of its duties hereunder will not hold itself out as, an employee, agent or partner of the Company.

9. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. NOTICE. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be

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served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

         If to the Company, to it at:

                  National Waterworks, Inc.
                  American Plaza
                  200 West Highway 6
                  Suite 620
                  Waco, Texas 76712
                  Attention: President

         If to THL, to it at:

                  THL Managers V, LLC
                  c/o Thomas H. Lee Company
                  75 State Street
                  Boston, MA 02109
                  Attention:  Mr. Anthony J. DiNovi
                  Telecopier:  (617)227-3514

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Attention: James Westra, Esq.
                  Telecopier:  (617) 772-8333

         If to JPMP, to it at:

                  J.P. Morgan Partners, LLC
                  c/o J.P. Morgan Partners, L.P.
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Attention:  Stephen Murray

         with a copy to:

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                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, New York  10112

                  Attention:  Gregory A. Gilbert, Esq.
                  Telecopier:  (212) 408-2420

11. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be, deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

13. HEADINGS. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

14. PREVAILING PARTY. If any legal action or other proceedings is brought for a breach of this Agreement or any of the warranties herein, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

15. SPONSORS. Any reference herein to action to be taken by "the Sponsors" or consent to be granted by "the Sponsors" shall require the action or consent, as the case may be, of each of THL and JPMP.

16.      DEFINITIONS.

         a. Affiliate. As used herein, the term "Affiliate" means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, and (b) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         b. Control. As used herein, the term "control" means, (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

         c. Controlled Affiliate. As used herein, the term "Controlled Affiliate" means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, and (b)

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any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such Person.

         d. Person. As used herein, the term "Person" shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

                                    NATIONAL WATERWORKS, INC.

                                    By: /s/ Harry K. Hornish
                                        --------------------
                                        Name: Harry K. Hornish
                                        Title: C.E.O. and President

                                    THL MANAGERS V, LLC

                                    By: Thomas H. Lee Partners, L.P., its
                                          Managing Member

                                    By: Anthony J. Dinovi
                                        -----------------
                                        Name: Anthony J. DiNovi
                                        Title:  Managing Director

                                    J.P. MORGAN PARTNERS, LLC

                                    By: /s/ Stephen Murray

                                        ------------------
                                        Name: Stephen Murray
                                        Title: Partner

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                                                                       EXHIBIT A

                                Wire Instructions

THL Managers V, LLC

FleetBoston
100 Federal Street

Boston, MA

ABA #011000138
Account Name:  THL Managers V, LLC
Account #270-07242

J.P. Morgan Partners, LLC

J.P. Morgan Chase Bank
401 Madison Avenue
New York, NY 10017

ABA#021000021

Account Name:  J.P. Morgan Partners, LLC
Account #530-971-631
Contact: Elizabeth Plata